UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – August 4, 2015

Farmers Capital Bank Corporation
(Exact name of registrant as specified in its charter)

Kentucky	0-14412	61-1017851
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 309 Frankfort, KY	40602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 227-1668

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     OTHER EVENTS

On July 29, 2015, Citizens Bank of Northern Kentucky, Inc. (“Citizens Northern”), a wholly-owned subsidiary of Farmers Capital Bank Corporation (the “Company”), provided notice to its banking regulators and customers of its decision close its one branch location in Independence, Kentucky (Kenton County). The closing is expected to be effective November 6, 2015.

Since its opening in 2006, the Independence location has not met the deposit and loan levels necessary to achieve sustained profitability. After the closing, customers of the branch in Independence will be serviced by the Citizens Northern branch in nearby Crestview Hills, Kentucky (Kenton County), which is within eight miles from the Independence location. The drive up ATM at the Independence location will remain in operation for the foreseeable future. Current employees at the Independence branch will be given priority for open positions within the Company.

After the closing, the Company will have 34 banking locations in 22 communities throughout Central and Northern Kentucky.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Farmers Capital Bank Corporation

8-4-15	/s/ Mark A. Hampton
Date	Mark A. Hampton
Executive Vice President, Chief Financial Officer, and Secretary

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